Your **Vote** Counts!

NAVITAS SEMICONDUCTOR CORPORATION

2025 Annual Meeting
Vote by July 7, 2025
11:59 PM ET



NAVITAS SEMICONDUCTOR CORPORATION
3520 CHALLENGER STREET
TORRANCE, CA 90503

V75620-P33201

You invested in NAVITAS SEMICONDUCTOR CORPORATION and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on July 8, 2025.**

Get informed before you vote

View the Notice and Proxy Statement and Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 24, 2025. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

July 8, 2025
9:30 a.m. PT

3520 Challenger Street
Torrance, CA 90503

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Gene Sheridan 02) Ranbir Singh 03) Cristiano Amoruso	For
2. The approval of an advisory resolution on the compensation of our named executive officers.	For
3. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2025.	For

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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